UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 4, 2025

USA RARE EARTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W Airport Road, Stillwater, OK	74075
(Address of principal executive offices)	(Zip Code)

(813)-867-6155

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock shares, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	USARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 4, 2025, Steve Ridge, the chief operating officer of USA Rare Earth, Inc. (the “Company”), retired from the Company, effective immediately. In connection with his retirement, the Company and Mr. Ridge entered into a separation agreement dated as of July 5, 2025 (the “Separation Agreement”), pursuant to which Mr. Ridge will continue to provide services to the Company for a three-month period as a consultant on a part-time basis to assist in the transition of his duties. Pursuant to the Separation Agreement, upon a general release of claims, Mr. Ridge will receive a lump sum cash payment of $5,000 and a grant of restricted stock units (“RSUs”), which RSUs will have a grant date value equal to $450,000 and will vest in full on January 1, 2026. The foregoing description of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement between USA Rare Earth, Inc. and Steve Ridge, dated July 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA RARE EARTH, INC.

Date: July 9, 2025	By:	/s/ Joshua Ballard
	Name:	Joshua Ballard
	Title:	Chief Executive Officer

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